UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2026

TopBuild Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36870	47-3096382
(State or other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

475 North Williamson Boulevard Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (386) 304-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	BLD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 1, 2026, TopBuild Corp. (the “Company”) promoted John Achille, its Vice President and Chief Operating Officer, to President and Chief Operating Officer effective immediately. Mr. Achille will continue to be responsible for the day-to-day operations of the Company’s Installation Services and Specialty Distribution businesses. He will also have responsibility for the Supply Chain organization and all growth initiatives, including Mergers and Acquisitions. Mr. Achille will continue to report to Robert Buck, Chief Executive Officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release issued by TopBuild Corp., dated April 2, 2026, announcing the promotion of John Achille to President and Chief Operating Officer.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPBUILD CORP.

	By:	/s/ Madeline Otero
		Name:	Madeline Otero
		Title:	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Dated: April 2, 2026